UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

THE TRADE DESK, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! THE TRADE DESK, INC. 2025 Special Meeting Vote by September 15, 2025 11:59 p.m. ET THE TRADE DESK, INC. 42 N. CHESTNUT STREET VENTURA, CA 93001 V77382-TBD You invested in THE TRADE DESK, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Special Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on September 16, 2025. Get informed before you vote View the Notice and Proxy Statement of The Trade Desk, Inc. online OR if you want to receive a paper or e-mail copy of these documents or proxy materials for future stockholder meetings, you must request them. To make your request, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Please make the request as instructed above on or before August 29, 2025 to facilitate timely delivery. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* September 16, 2025 8:00 a.m. Pacific Time Virtually at: www.virtualshareholdermeeting.com/TTD2025SM * Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends 1. The approval of the amendment and restatement of the articles of incorporation of The Trade Desk, Inc. to change the date all of the shares of Class B common stock will automatically convert into Class A common stock and to waive jury trials for internal actions in conformity with recent Nevada law updates. For 2. The approval of one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal 1. For NOTE: The proxies are authorized to transact such other business as may properly come before the meeting or at any and all adjournments, continuations or postponements thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “delivery settings” V77383-TBD